As filed with the Securities and Exchange Commission on October 1, 2003 Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------


                         SPECTRUM ORGANIC PRODUCTS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

       California                                         94-3076294
 ----------------------                      ----------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)


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                       5341 Old Redwood Highway, Suite 400
                           Petaluma, California 94954
                     --------------------------------------
                    (Address of principal executive offices)


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                             1995 Stock Option Plan
                             -----------------------
                            (Full title of the plans)


                   Jethren P. Phillips, Chairman of the Board
                       5341 Old Redwood Highway, Suite 400
                           Petaluma, California 94954
                                 (707) 778-8900
            --------------------------------------------------------
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                 --------------

                                   Copies to:
                           Susan Cooper Philpot, Esq.
                               COOLEY GODWARD LLP
                         One Maritime Plaza, 20th Floor
                             San Francisco, CA 94111
                                 (415) 693-2000

                                 --------------

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



                         CALCULATION OF REGISTRATION FEE
============================ ========================= ========================== ========================= ========================
                                                           Proposed Maximum           Proposed Maximum
    Title of Securities                                        Offering                  Aggregate                 Amount of
     to be Registered        Amount to be Registered      Price per Share (1)        Offering Price (1)         Registration Fee
---------------------------- ------------------------- -------------------------- ------------------------- ------------------------
       Common Stock              2,500,000 shares                $0.71                   $1,775,000                 $143.60
     without par value
============================ ========================= ========================== ========================= ========================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on September 26, 2003 as reported on the NASD OTC
     Bulletin Board.

                                       2.
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


    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE OF REGISTRATION STATEMENT
                             FORM S-8 NO. 333-44796



     The contents of Registration Statement on Form S-8 No. 333-44796 filed with the Securities and Exchange Commission on August 30, 2000 are incorporated by reference.

                                       3.


                                    EXHIBITS


Exhibit
Number

  5            Opinion of Cooley Godward LLP

 23.1          Consent of BDO Seidman, LLP

 23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

 24            Power of Attorney is contained on the signature pages.

 99.1          1995 Stock Option Plan, as amended as of November 6, 2002.

 99.2 Incentive Stock Option Agreement and Nonqualified Stock Option Agreement used in connection with the 1995 Stock Option Plan.

                                       4.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petaluma, State of California, on September 29, 2003.


                                            SPECTRUM ORGANIC PRODUCTS, INC.


                                            By:  /s/  Jethren P. Phillips
                                               --------------------------------
                                                      JETHREN P. PHILLIPS

                                            Title:  Chairman of the Board
                                                  -----------------------------




                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jethren P. Phillips and Robert B. Fowles, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                                       5.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                         Title                     Date

/s/  Jethren P. Phillips          Chairman of the Board of    September 29, 2003
-----------------------------     Directors
     JETHREN P. PHILLIPS

/s/  Neil G. Blomquist            President and Chief         September 29, 2003
-----------------------------     Executive Officer,
     NEIL G. BLOMQUIST            Director


/s/  Robert B. Fowles             Chief Financial Officer     September 29, 2003
-----------------------------     and Secretary (Principal
     ROBERT B. FOWLES             Financial Officer)


/s/  Larry D. Lawton              Controller (Principal       September 29, 2003
-----------------------------     Accounting Officer)
     LARRY D. LAWTON


/s/  John R. Battendieri          Director                    September 29, 2003
-----------------------------
     JOHN R. BATTENDIERI


/s/  Charles A. Lynch             Director                    September 29, 2003
-----------------------------
     CHARLES A. LYNCH


/s/  Phillip L. Moore             Director                    September 29, 2003
-----------------------------
     PHILLIP L. MOORE


/s/  Thomas B. Simone             Director                    September 29, 2003
-----------------------------
     THOMAS B. SIMONE


/s/  Conrad W. Hewitt             Director                    September 29, 2003
-----------------------------
     CONRAD W. HEWITT

                                       6.

                                EXHIBIT INDEX


Exhibit
Number              Description

  5                 Opinion of Cooley Godward LLP

 23.1               Consent of BDO Seidman, LLP

 23.2               Consent of Cooley Godward LLP is contained in
                    Exhibit 5 to this Registration Statement

 24 Power of Attorney is contained on the signature pages.

 99.1               1995 Stock Option Plan, as amended as of
                    November 6, 2002.

 99.2 Incentive Stock Option Agreement and Nonqualified Stock Option Agreement used in connection with the 1995 Stock Option Plan.

                                       7.